                                                                    Exhibit 21.1

The following is a list of the Company's current subsidiaries, all of which are wholly-owned:


--------------------------------------------------------------------------------
Subsidiary Name                                      Organized Under The Laws Of
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Ezenia International, Inc.                           Massachusetts
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Ezenia Foreign Sales Corporation                     Barbados
--------------------------------------------------------------------------------

The following is a subsidiary of Ezenia International, Inc. which is wholly-owned:


--------------------------------------------------------------------------------
Subsidiary Name                                      Organized Under The Laws Of
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Ezenia Ltd.                                          United Kingdom
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Ezenia Japan, Inc.                                   Massachusetts
--------------------------------------------------------------------------------